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                                                                    Exhibit (10)

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form N-4 (the "Registration Statement") of our report dated April 7, 2008, relating to the financial statements of Prudential Annuities Life Assurance Corporation Variable Account B, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated March 14, 2008, relating to the financial statements of Prudential Annuities Life Assurance Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

New York, New York
May 2, 2008